  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-268957
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 11, 2023)
Loop Media, Inc.
7,875,000 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 1,777,174 Shares of Common Stock
1,777,174 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 7,875,000 shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The offering price for each share of common stock is $0.15.
We are also offering pre-funded warrants to purchase up to an aggregate of 1,777,174 shares of common stock, in lieu of shares of common stock, to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. The offering price for each pre-funded warrant is $0.1499, which is equal to the offering price per share of common stock less $0.0001. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
In a concurrent private placement (the “Private Placement”), we are also selling pre-funded warrants to purchase an aggregate of 4,347,826 shares of common stock (the “Private Placement Pre-Funded Warrants”) to an affiliate of one of our directors. The purchase price for each Private Placement Pre-Funded Warrant is $0.2308. The Private Placement Pre-Funded Warrants and shares of common stock issuable upon exercise of the Private Placement Pre-Funded Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The gross proceeds from the Private Placement are expected to be $1,003,478.24.
Our common stock is listed on the NYSE American LLC, or NYSE American, under the symbol “LPTV.” The last reported sale price per share of our common stock on the NYSE American on May 30, 2024 was $0.2309. There is no established public trading market for the pre-funded warrants, and we do not expect such a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $14.8 million, based on 42,539,427 shares of common stock held by non-affiliates and a price of $0.349 per share, the last reported sale price per share of our common stock on the NYSE American on April 23, 2024. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.
We have engaged Roth Capital Partners, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. This offering is being conducted on a reasonable “best efforts” basis, and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds raised in this offering as set forth in the table below. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information.
Investing in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering Price	$0.15	$0.1499	$1,447,648.38
Placement Agent fees(1)	$0.00975	$0.00975	$94,108.70
Proceeds, before expenses, to us(2)	$0.14025	$0.14015	$1,353,539.68

(1)
We have also agreed to issue to the placement agent warrants to purchase shares of common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants issued in this offering and the Private Placement. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for additional information regarding compensation paid to the placement agent.

(2)
The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants being issued in connection with this offering and does not include proceeds from the Private Placement or the exercise of the Private Placement Pre-Funded Warrants.

Delivery of the shares of our common stock and pre-funded warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about June 3, 2024, subject to satisfaction of customary closing conditions.
Roth Capital Partners
The date of this prospectus supplement is May 31, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 11, 2023, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the placement agent has not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Additional Information.”
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Loop Media, Inc. and its consolidated subsidiaries are referred to herein as “Loop,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise. This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein, including logos, artwork, and other visual displays, may appear without the® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit or incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock and the pre- funded warrants. Neither we nor the placement agent are making any representation to you regarding the legality of an investment in the common stock and the pre-funded warrants by you under applicable investment or similar laws.

SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement and the accompanying prospectus and under similar captions in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.
Corporate Overview
We are a multichannel digital video platform media company that uses marketing technology, or “MarTech,” to generate our revenue and offer our services. Our technology and vast library of videos and licensed content enable us to curate and distribute short-form videos to connected televisions (“CTV”) and other screens; in out-of-home (“OOH”) dining, hospitality and retail establishments, convenience stores and other locations and venues to enable the operators of those locations to inform, entertain and engage their customers. Our technology also provides businesses the ability to promote and advertise their products via digital signage and provides third-party advertisers with a targeted marketing and promotional tool for their products and services. We also allow our business clients to access our service without advertisements by paying a monthly subscription fee.
We offer hand-curated music video content licensed from major and independent record labels, including Universal Music Group (“Universal”), Sony Music Entertainment (“Sony”), and Warner Music Group (“Warner” and collectively with Universal and Sony, the “Music Labels”), as well as non-music video content. Our non-music video content is predominantly licensed or acquired from third parties, including action sports clips, drone and nature footage, trivia, news headlines, lifestyle channels and kid-friendly videos, as well as movie, television and video game trailers, amongst other content. We distribute our content and advertising inventory to digital screens located in OOH locations primarily through (i) our owned and operated platform (the “O&O Platform”) of Loop Media-designed “small-box” streaming Android media players (“Loop Players”) and legacy ScreenPlay, Inc. computers and (ii) through screens (“Partner Screens”) on digital platforms owned and operated by third parties (each a “Partner Platform” and collectively the “Partner Platforms,” and together with the O&O Platform, the “Loop Platform”).
As of March 31, 2024, we had approximately 83,000 active Loop Players and Partner Screens across the Loop Platform, which include 32,658 quarterly active Loop Players, or quarterly active units (“QAUs”) across our O&O Platform, a decrease of 0.23% (or 76 QAUs) from the 32,734 QAUs for the quarter ended March 31, 2023, and a decrease of 1,125 from the 33,783 QAUs for the quarter ended December 31, 2023, and approximately 50,000 Partner Screens across our Partner Platforms, an increase of 108% (or approximately 26,000) over approximately 24,000 Partner Screens for the quarter ended March 31, 2023, and an increase of approximately 7,000 Partner Screens over approximately 43,000 Partner Screens for quarter ended December 31, 2023.
Recent Developments
We entered into a Non-Revolving Line of Credit Waiver and Consent Agreement (the “Waiver Agreement”), effective as the closing of this offering with RAT Investment Holdings, LP (the “Administrator”), waiving certain provisions of that certain Non-Revolving Line of Credit Loan Agreement, effective as of May 13, 2022, as amended (the “Amendment”), between the Company as borrower, the Administrator and the Lenders (as defined therein), pursuant to which the Lenders irrevocably agreed to waive their rights to receive one-third (1/3) of the net proceeds of any non-affiliate capital raise, including this offering, and consent to the Company not paying any of such proceeds to the Lenders, in each case as set out in the Amendment (the “Waiver and Consent”), contingent upon the closing of such a non-affiliate capital raise, including this offering. In consideration for the Waiver and Consent, we agreed to reduce the exercise price of the warrants to purchase 314,281 shares of our common stock held by the Lenders from $1.00 to $0.24.

We entered into a Waiver and Consent Letter Agreement (the “Excel Waiver Agreement”), effective as of the closing of this offering, with Excel Family Partners, LLLP (“Excel”), waiving certain provisions of that certain Secured Non-Revolving Line of Credit Loan Agreement, effective as of March 28, 2024 (the “Agreement”), between the Company as borrower and Excel, pursuant to which Excel irrevocably agreed to waive its rights to receive five hundred thousand dollars ($500,000) of the net proceeds of any non-affiliate capital raise, including this offering, and consent to the Company not paying any of such proceeds to it, in each case as set out in the Agreement, contingent upon the closing of such a non-affiliate capital raise, including this offering.
Corporate Information
Our principal executive offices are located at 2600 West Olive Avenue, Suite 5470, Burbank, CA, 91505, and our telephone number is (213) 436-2100. Our website is www.loop.tv. Information on, or accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Summary of the Offering
Common stock offered by us
7,875,000 shares.
Pre-Funded warrants
We are also offering pre-funded warrants to purchase up to an aggregate of 1,777,174 shares of common stock, in lieu of shares of common stock, to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. See “Description of the Securities We Are Offering” on page S-15 of this prospectus supplement.
Common stock to be outstanding after the offering
85,173,736 shares of common stock, assuming all of the pre-funded warrants issued in this offering are exercised and all of the Private Placement Pre-Funded Warrants issued in the Private Placement are exercised.
Use of proceeds
We expect to receive net proceeds of approximately $2.2 million from this offering and the Private Placement after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering for working capital and to fund operations. See “Use of Proceeds.”
Risk factors
Investing in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.
Concurrent private placement
In a concurrent private placement (the “Private Placement”), we are also selling pre-funded warrants to purchase an aggregate of 4,347,826 shares of common stock (the “Private Placement Pre-Funded Warrants”) to an affiliate of one of our directors. The purchase price for each Private Placement Pre-Funded Warrant is $0.2308. The Private Placement Pre-Funded Warrants and shares of common stock issuable upon exercise of the Private Placement Pre-Funded Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.
NYSE American symbol . . . . . .
“LPTV.”
There is no established public trading market for the pre-funded warrants, and we do not expect such a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

The number of shares of common stock to be outstanding immediately after this offering is based on 71,173,736 shares of common stock outstanding on May 31, 2024, and excludes, as of that date, the following:
•
6,866,699 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.96 per share;

•
8,189,653 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $3.82 per share, which options were issued under the Loop Media, Inc. Amended and Restated 2020 Equity Incentive Compensation Plan (the “2020 Equity Incentive Plan,” and as amended and restated on September 18, 2022, the “Amended and Restated 2020 Equity Incentive Plan” or the “Plan”) or the Loop Media, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”);

•
4,510,321 shares of common stock underlying unvested restricted stock units, which restricted stock units were issued under the Amended and Restated 2020 Equity Incentive Plan; and

•
3,422,050 additional shares of common stock reserved for issuance under the Amended and Restated 2020 Equity Incentive Plan.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the pre-funded warrants offered hereby.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 19, 2023, and other filings we make with the SEC from time to time, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.
Risks Related to this Offering and our Common Stock
If you purchase securities in this offering, you will experience immediate and substantial dilution in your investment.
Because the offering price per share is substantially higher than the as adjusted net tangible book value per share of our common stock, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering (assuming the exercise in full of the pre-funded warrants). Based on the offering price of $0.15 per share and our net tangible book deficit as of March 31, 2024, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.25 per share with respect to the as adjusted net tangible book value of the common stock (assuming all of the pre-funded warrants issued in this offering are exercised and all of the Private Placement Pre-Funded Warrants issued in the Private Placement are exercised). See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.
There is no public market for the pre-funded warrants offered by us.
There is no established public trading market for the pre-funded warrants, and we do not expect such a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Holders of the pre-funded warrants issued in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.
Until holders of the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the pre-funded warrants. The pre-funded warrants provide, however, that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock. Upon exercise of the pre- funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.
A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of shares of our common stock immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.
We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.
The pre-funded warrants are speculative in nature.
Following this offering, the market value of the pre-funded warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the price of the pre-funded warrants, and, consequently, whether it will ever be profitable for investors to exercise their pre-funded warrants.
Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.
We currently intend to use the net proceeds from this offering for working capital and to fund operations. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.
We are currently out of compliance with the continued listing standards of the NYSE American. Our failure to resume compliance with the continued listing standards or make continued progress toward compliance consistent with a plan of compliance we intend to submit to NYSE American may result in the delisting of our common stock.
Our common stock is listed on the NYSE American and such listing is contingent on our compliance with the NYSE American’s standards for continued listing, including requirements relating to maintaining minimum stockholders’ equity. On April 23, 2024, we received a deficiency letter (the “Deficiency Letter”) from the NYSE American indicating that we were not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide. Section 1003(a)(i) of the NYSE American Company Guide requires a listed company’s stockholders’ equity to be at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity to be at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Section 1003(a)(iii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity to be at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Deficiency Letter noted that our reported stockholders’ deficit of $(3.7) million as of December 31, 2023, and losses from continuing operations and/or net losses in our five most recent fiscal years ended September 30, 2023 resulted in our being out of compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide. The Deficiency Letter also noted that we are not currently eligible for any exemption set forth in Section 1003(a) of the NYSE American Company Guide.
As a result of this non-compliance, we became subject to the procedures and requirements set forth in Section 1009 of the NYSE American Company Guide. In order to maintain our listing on the NYSE American, we were required to submit a plan of compliance (the “Plan”) by May 23, 2024, addressing how we intend to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide by October 23, 2025 (the “Deadline”). We submitted the Plan by the Deadline. We have been advised that if our Plan is not accepted, we do not make progress consistent with the Plan, or we fail to regain compliance by the Deadline, then NYSE American may commence delisting procedures. Although we intend to regain and maintain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide prior to the Deadline, we may be unable to do so. If delisting proceedings are commenced, the NYSE American rules permit us to appeal a staff delisting determination; however, there can be no assurance that the outcome of any such appeal would be in our favor. Although we have not determined what Plan we will submit to the NYSE American, it is likely that any such Plan will require us to raise substantial additional equity capital through the issuance of shares of our common stock and/or preferred stock. There can be no assurance that we will be able to raise the additional capital on acceptable terms if at all.
Our common stock will continue to be listed and traded on the NYSE American during the Plan period, subject to our compliance with the NYSE American’s other applicable continued listing standards and will continue to trade under the symbol “LPTV,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards. The NYSE American notification does not affect our business operations or our SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.
If NYSE American delists our common stock from trading on its exchange due to our failure to meet the NYSE American’s listing conditions, we and our security holders could face significant material adverse consequences, including, but not limited to, a lack of trading market for our common stock, reduced liquidity, decreased analyst coverage of our common stock and an inability for us to obtain additional financing to fund our operations.
If our shares are delisted from NYSE American and become subject to the penny stock rules, it will become more difficult to trade our shares.
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we fail to maintain our listing on NYSE American and if the price of our common stock is less than $5.00, it will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the combined price per share and accompanying warrant in this offering. We may sell shares or other securities in another offering at a price per share that is less than the combined price per share and accompanying warrant paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the combined price per share and accompanying warrant paid by investors in this offering. If any of the above should occur, our stockholders, including investors who purchase securities in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.
If securities or industry analysts publish inaccurate or unfavorable research about our business or cease publishing research about our business, our share price and trading volume could decline.
The trading market for our common stock may be influenced by the research and reports that securities or industry analysts publish about our Company, if any do so in the future. If one or more of the analysts who may cover us in the future downgrade our common stock or publish inaccurate or unfavorable research about our Company, our common stock price would likely decline. Further, if one or more of these analysts, once they cover us, cease coverage of our Company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.
We do not expect to declare any dividends in the foreseeable future.
We have never declared or paid any cash dividends on our share capital. The continued operation of our business will require substantial cash, and we currently intend to retain any future earnings for working capital and general corporate purposes. Accordingly, we do not anticipate paying any cash dividends to holders of our common stock at any time in the foreseeable future. Any determination to pay future dividends will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions, indebtedness, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. There is no guarantee that your shares of common stock will appreciate in value or even maintain the price at which you purchased your shares of common stock, and you may lose the entire amount of your investment.
The market price of our common stock may be volatile, which could result in substantial losses for investors.
The market price of our common stock has been and could continue to be subject to significant fluctuations. Some of the factors that may cause the market price of our common stock to fluctuate include:
•
actual or anticipated changes in the estimates of our operating results that we provide to the public, our failure to meet the projections or changes in recommendations by securities analysts that elect to follow our common stock;

•
price and volume fluctuations in the overall equity markets from time to time;

•
significant volatility in the market price and trading volume of comparable companies;

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changes in the market perception of our products and services;

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our ability to successfully consummate and integrate acquisitions;

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impact of acquisitions on our liquidity and financial performance;

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disruptions in our services;

•
announcements of technological innovations, new products, strategic alliances or significant agreements by us or by our competitors;

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announcements of new customer agreements;

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litigation involving us;

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changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

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investors’ general perception of us;

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recruitment or departure of key personnel;

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sales of our common stock by us or our stockholders;

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fluctuations in the trading volume of our shares or the size of our public float; and

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general economic, legal, industry and market conditions and trends unrelated to our performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. If we were to become involved in securities litigation, it could result in substantial costs, divert management’s attention and resources from our business and adversely affect our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include, among others, those statements including the words “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” and words of similar import. Such forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward- looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national, or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:
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our ability to raise capital when needed and on acceptable terms and conditions;

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our ability to regain and maintain compliance with the continued listing requirements NYSE American;

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our ability to attract and retain management with experience in digital media including digital video music streaming, and similar emerging technologies;

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our ability to negotiate, finalize and maintain economically feasible agreements with the major and independent music labels, publishers and performance rights organizations;

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our ability to attract prospective users and to retain existing users;

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our expectations regarding market acceptance of our services in general, and our ability to penetrate the digital video music streaming market in particular;

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the scope, validity and enforceability of our and third-party intellectual property rights;

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our ability to comply with governmental regulations and changes in legislation or governmental regulations affecting us;

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the intensity of competition in the markets in which we operate and those that we may seek to enter;

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changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas;

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our dependence upon third-party licenses for sound recordings and musical compositions;

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our lack of control over the providers of our content and the providers’ ability to limit our access to music and other content;

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our ability to comply with the many complex license agreements to which we are a party;

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our ability to accurately estimate the amounts payable under our license agreements;

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the limitations on our ability to reduce operating costs due to the minimum guarantees required under certain of our license agreements;

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our ability to obtain accurate and comprehensive information about music compositions in order to obtain necessary licenses or perform obligations under our existing license agreements;

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potential breaches of our security systems;

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assertions by third parties of infringement or other violations by us of their intellectual property rights;

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competition for users and user listening time;

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our ability to generate sufficient revenue to be profitable or to generate positive cash flow on a sustained basis;

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our ability to continue as a going concern;

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our ability to accurately estimate our user metrics;

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the manipulation of stream counts and user accounts and unauthorized access to our services;

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our ability to hire and retain key personnel;

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our ability to maintain, protect and enhance our brand;

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risks associated with our potential international expansion, including difficulties obtaining rights to stream music on favorable terms;

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risks relating to the acquisition, investment and disposition of companies or technologies;

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dilution resulting from additional share issuances;

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tax-related risks;

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the concentration of voting power among our founders who have and will continue to have substantial control over our business;

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international, national, or local economic, social or political conditions, and

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risks associated with accounting estimates, currency fluctuations and foreign exchange controls.

Other sections of this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus are not exhaustive.
Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $2.2 million from this offering and the Private Placement after deducting placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds we receive from this offering for working capital and to fund operations.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, demand for our services, our operating costs and the other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION
If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering (assuming the exercise in full of the pre-funded warrants). We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our common stock.
Our net tangible book deficit as of March 31, 2024, was approximately $(10.4 million), or $(0.15) per share of common stock.
After giving effect to the sale of (A)(i) 7,875,000 shares of our common stock and at the offering price of $0.15 per share and (ii) pre-funded warrants to purchase 1,777,174 shares of common stock at the offering price of $0.1499 per pre-funded warrant in this offering and (B) the Private Placement Pre-Funded Warrants to purchase up to 4,347,826 shares of common stock in the Private Placement at the offering price of $0.2308, assuming all of the pre-funded warrants issued in this offering are exercised and all of the Private Placement Pre-Funded Warrants issued in the Private Placement are exercised and after deducting placement agent fees and the estimated offering expenses payable by us, our as adjusted net tangible book deficit as of March 31, 2024, would be approximately $(8.3 million), or $(0.10) per share. This represents an immediate increase in the net tangible book value of $0.05 per share to existing stockholders and an immediate dilution of $0.25 per share to investors purchasing securities in this offering. The following table illustrates this per share dilution:
Offering price per share		$0.15
Net tangible book deficit per share as of March 31, 2024	$(0.15)
Increase in net tangible book value per share attributable to new investors	$0.05
As adjusted net tangible book deficit per share after this offering and the Private Placement.		$(0.10)
Dilution in net tangible book value per share to new investors		$0.25
The table and discussion above are based on 71,173,736 shares of common stock outstanding as of March 31, 2024, and excludes, as of that date, the following:
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6,866,699 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.96 per share;

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8,213,763 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $3.82 per share, which options were issued under Amended and Restated 2020 Equity Incentive Plan or the 2016 Equity Incentive Plan;

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4,443,473 shares of common stock underlying unvested restricted stock units, which restricted stock units were issued under the Amended and Restated 2020 Equity Incentive Plan; and

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3,472,940 additional shares of common stock reserved for issuance under the Amended and Restated 2020 Equity Incentive Plan.

To the extent that options or warrants are exercised, new options are issued under the Amended and Restated 2020 Equity Incentive Plan, or we issue additional shares of common stock in the future, including pursuant to the Plan, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or securities exercisable for or convertible into equity, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
The following description is a summary of some of the terms of our securities, our organizational documents and Nevada law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.
We are offering 7,875,000 shares of our common stock at an offering price of $0.15 per share and pre-funded warrants to purchase 1,777,174 shares of common stock at an offering price of $0.1499 per pre-funded warrant. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
Common Stock
The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus.
Pre-Funded Warrants
The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Duration and Exercise Price
Each pre-funded warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.
Exercisability
Each pre-funded warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the pre-funded warrants are exercised in full. The pre-funded warrants will be exercisable in whole or in part by delivering to us of a completed instruction form for exercise and complying with the requirements for exercise set forth in the pre-funded warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Cashless Exercise
At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded up to the next whole share.
Transferability
Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.
Trading Market
There is no established trading market for the pre-funded warrants, and we do not expect such a market to develop. We do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be extremely limited.
Right as a Shareholder
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.
Fundamental Transaction
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the pre-funded warrant is exercisable immediately prior to such event.
Transfer Agent
The transfer agent and registrar for our common stock is ClearTrust, LLC.

PLAN OF DISTRIBUTION
Roth Capital Partners, LLC (the “placement agent”), has agreed to act as our placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated May 31, 2024. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus.
In connection with this offering, we entered into a securities purchase agreement with each purchaser. This agreement includes representations and warranties by us and the purchaser. In addition, until the date that is the eighteen-month anniversary of the closing of this offering, the purchasers are entitled to a participation right in any subsequent financing effected by the Company for cash consideration, up to an amount equal to 35% of such subsequent financing on the same terms, conditions and price provided for in the subsequent financing, subject to certain exceptions.
We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 3, 2024.
We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.
Fees and Expenses
We have engaged the placement agent as our sole placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below.
	Per Share	Per Pre-Funded Warrant	Total
Offering Price	$0.15	$0.1499	$1,447,648.38
Placement agent fees(1)	$0.00975	$0.00975	$94,108.70
Proceeds, before expenses, to us(2)	$0.14025	$0.15015	$1,353,539.68

(1)
We have also agreed to issue to the placement agent, or its designees, warrants to purchase shares of common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants issued in this offering.

(2)
The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants being issued in connection with this offering and does not include proceeds from the Private Placement or the exercise of the Private Placement Pre-Funded Warrants.

We have also agreed to reimburse the placement agent at closing for legal and other expenses incurred by them in connection with this offering and the Private Placement in an aggregate amount up to $50,000. We estimate the total expenses payable by us for this offering, excluding placement agent fees and expenses, will be approximately $150,000.
We have also agreed to issue to the placement agent, or its designees, warrants to purchase shares of common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants issued in this offering and the Private Placement. The placement agent warrants will have an exercise price equal to $0.25399, will be exercisable beginning on the six-month anniversary of the closing of this offering and will expire on May 31, 2029.

Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
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may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing
Our common stock is listed on the NYSE American under the trading symbol “LPTV.” We do not intend to apply for a listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system.
Lock-Up Agreements
Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock during a period ending 90 days after the closing date of this offering.
In addition, we have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our common stock for a period of 90 days following closing of this offering, subject to certain exceptions and that (ii) we will not enter into a variable rate transaction for a period of six months following the closing of this offering, subject to certain exceptions.
Discretionary Accounts
The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Other Activities and Relationships
The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

PRIVATE PLACEMENT OF PRE-FUNDED WARRANTS
Concurrently with the closing of the sale of common stock and pre-funded warrants in this offering, we also expect to issue and sell to an affiliate of one of our directors pre-funded warrants to purchase an aggregate of up to 4,347,826 of common stock at an initial exercise price equal to $0.0001 per share (the “Private Placement Pre-Funded Warrants”).
The Private Placement Pre-Funded Warrants and the common stock issuable upon the exercise of the Private Placement Pre-Funded Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell common stock issued upon exercise of the Private Placement Pre-Funded Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.
Exercisability.   The Private Placement Pre-Funded Warrants are exercisable immediately. The Private Placement Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Private Placement Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock underlying the Private Placement Pre-Funded Warrants, then the Private Placement Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of common stock determined according to the formula set forth in the Warrant.
Exercise Limitation.   A holder will not have the right to exercise any portion of the Private Placement Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 29.99% of the number of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.
Exercise Price.   The Private Placement Pre-Funded Warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.
Transferability.   Subject to applicable laws, the Private Placement Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing.   There is no established public trading market for the Private Placement Pre-Funded Warrants being issued in the Private Placement, and we do not expect a market to develop. We do not intend to apply for listing of the Private Placement Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Pre-Funded Warrants will be limited.
Fundamental Transactions.   In the event of any fundamental transaction, as described in the Private Placement Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Private Placement Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such fundamental transaction by a holder of the number of common stock for which the Private Placement Pre-Funded Warrant is exercisable immediately prior to such event.

Rights as a Shareholder.   Except as otherwise provided in the Private Placement Pre-Funded Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Private Placement Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Private Placement Pre-Funded Warrant.

LEGAL MATTERS
The validity of the securities being offered will be passed upon for us by Fennemore Craig P.C., Reno, Nevada. Certain other matters are being passed upon for us by Lowenstein Sandler LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, has acted as counsel for the placement agent in connection with certain matters relating to this offering.
EXPERTS
The consolidated balance sheets of Loop Media, Inc. as of September 30, 2023, and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.loop.tv. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement or the accompanying prospectus.
We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Loop Media, Inc.
Attn: Justis Kao, CEO
2600 West Olive Avenue, Suite 5470,
Burbank, CA 91505
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the exhibits filed therewith, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC on the website listed above. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website listed above. For further information about us, we refer you to the registration statement and its exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended September 30, 2023, as filed with the SEC on December 19, 2023;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2023 and March 31, 2024, filed with the SEC on February 7, 2024 and May 3, 2024, respectively;

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our Current Reports on Form 8-K as filed with the SEC on November 17, 2023, December 15, 2023, March 19, 2024, April 3, 2024, and April 24, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 19, 2022, including any amendments and reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus supplement and the accompanying prospectus from the date of the filing of these reports and documents, and will supersede the information herein and therein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement the and accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information” above.

 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-268957
PROSPECTUS
Loop Media, Inc.
$150,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units
We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.
The aggregate public offering price of the securities that we may offer will not exceed $150,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the NYSE American under the symbol “LPTV.” The last reported sale price for our common stock on December 20, 2022 as quoted on the NYSE American was $6.19 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 2 before buying our securities.
Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 11, 2023.

Loop Media, Inc. and its consolidated subsidiaries are referred to herein as “Loop,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.
You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.

ii

PROSPECTUS SUMMARY
The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 2 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.
Corporate Overview
Loop Media, Inc. (collectively, “Loop Media,” the “Company,” “we,” “us” or “our”), is a multichannel digital video platform media company that uses marketing technology, or “MarTech,” to generate our revenue and offer our services. Our technology and vast library of videos and licensed content enable us to curate and distribute short-form videos to out-of-home (“OOH”) dining, hospitality, retail, convenience stores and other locations and venues to enable them to inform, entertain and engage their customers. Our technology provides third-party advertisers with a targeted marketing and promotional tool for their products and services and, in certain instances, allows us to measure the number of potential viewers of such advertising and promotional materials. We also allow our OOH clients to access our service without advertisements by paying a monthly subscription fee.
We offer hand-curated music video content licensed from major and independent record labels, including Universal Music Group (“Universal”), Sony Music Entertainment (“Sony”), and Warner Music Group (“Warner” and collectively with Universal and Sony, the “Music Labels”), as well as non-music video content, which is predominantly licensed or acquired from third parties, including action sports clips, drone and atmospheric footage, trivia, news headlines, lifestyle channels and kid-friendly videos, as well as movie, television and video game trailers, amongst other content. We distribute our content and advertising inventory to digital screens located in OOH locations primarily through (i) our owned and operated platform (the “O&O Platform”) of Loop Media-designed “small-box” streaming Android media players (“Loop Players”) and legacy ScreenPlay (defined below) computers and (ii) through screens on digital platforms owned and operated by third parties (each a “Partner Platform” and collectively, the “Partner Platforms,” and together with the O&O Platform, the “Loop Platform”). As of September 30, 2022, we had 18,240 quarterly active units (“QAUs”) operating on our O&O Platform. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Key Performance Indicators.” We launched our Partner Platforms business beginning in May 2022 with one partner on approximately 17,000 of the partner’s screens and are in the process of finalizing an additional approximately 13,500 screens in a second Partner Platform for a total of approximately 30,500 screens across our Partner Platforms in the near term. We expect to begin earning revenue on these additional screens in our second fiscal quarter ending March 31, 2023. Our legacy subscription-based business complements these newer businesses.
We moved to an advertising-based model and ramped up distribution of Loop Players for our O&O Platform starting in early 2021. We recently disabled our consumer mobile app, as we de-emphasize our direct to consumers (“D2C”) business to focus resources on our OOH business and services.
Corporate Information
Our principal executive offices are located at 700 N. Central Avenue, Suite 430, Glendale, California, and our telephone number is (213) 436-2100. Our website is www.loop.tv. Information on, or accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 2 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 or in other reports we file with the Securities and Exchange Commission.
Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.
You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own and reducing indebtedness.
When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER
General
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
•
common stock;

•
preferred stock;

•
warrants to purchase shares of common stock or preferred stock;

•
debt securities;

•
subscription rights to purchase shares of common stock, preferred stock or debt securities; and

•
units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $150,000,000.
If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of:
•
105,555,556 shares of common stock, par value $0.0001 per share; and

•
16,666,667 shares of preferred stock, par value $0.0001 per share.

As of close of business on December 1, 2022, 56,381,209 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.
Common Stock
Voting.   In accordance with Nevada law and the Bylaws, the affirmative vote of holders representative of a majority of the shares cast at a duly held meeting at which a quorum is present shall be the act of the stockholders. The presence at the meeting, by person or by proxy, of the holders of record of not less than fifty percent (50%) of the outstanding shares of stock entitled to vote shall constitute a quorum for transacting business. Our stockholders do not have cumulative voting rights in the election of directors.
Dividends.   The holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends, subject to the prior rights or preferences applicable to any preferred stock as may then be outstanding.
Liquidation Rights.   The liquidation rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.
Conversion Right.   The holders of the common stock have no conversion rights.
Preemptive and Similar Rights.   The holders of the common stock have no preemptive or similar rights.
Redemption/Put Rights.   There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.
Preferred Stock
Our authorized capital stock consists of 105,555,556 shares of common stock, $0.0001 par value per share, and 16,666,667 shares of preferred stock, $0.0001 par value per share. As of December 1, 2022, there were 56,381,209 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of December 1, 2022, we have designated 3,333,334 shares of preferred stock as Series A Convertible Preferred Stock and 3,333,334 shares of preferred stock as Series B Convertible Preferred Stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•
the title and stated value;

•
the number of shares offered, the liquidation preference per share, and the purchase price;

•
the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption, if applicable;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•
voting rights, if any, of the preferred stock;

•
a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•
any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Transfer Agent and Registrar for Preferred Stock
The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.
Anti-takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws
Our Articles of Incorporation and our Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:
•
Our Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

•
Our Articles of Incorporation do not permit stockholders the right to cumulative voting in the election of directors.

•
Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting, or (B) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from nominating directors at an annual meeting of stockholders.
•
Our Articles of Incorporation provide that the board of directors has the exclusive right to amend our Bylaws.

We are subject to the provisions of Sections 78.378 to 78.3793 of the Nevada Revised Statutes which provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the State of Nevada directly or through an affiliated corporation.
Additionally, we are subject to the provisions of Sections 78.411 through 78.444 of the Nevada Revised Statutes which provide that a Nevada corporation with 200 or more stockholders of record generally may not engage in certain business combinations and transactions with an “interested stockholder” (in general, the beneficial owner of 10% or more of the corporation’s voting power) or the interested stockholder’s affiliates or associates during the two-year period after the stockholder first became an interested stockholder unless the combination meets all of the requirements of the corporation’s articles of incorporation and either:
•
The business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder first became an interested stockholder; or

•
During the two-year period, the transaction is approved by the board of directors and by at least 60% of the disinterested stockholders at an annual or special meeting.

•
After that initial two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless the combination meets all of the requirements of the articles of incorporation and either:

•
The business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder first became an interested stockholder;

•
The business combination is approved by a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or any of the interested stockholder’s affiliates or associates; or

•
The combination meets specified statutory requirements.

A corporation may opt out of these provisions by expressly opting out in its original articles of incorporation or in an amendment of the articles approved by the majority vote of disinterested stockholders. Our Articles of Incorporation specifically opt out of these provisions.
Potential Effects of Authorized but Unissued Stock
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.
We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.
Terms
When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:
•
the designation, aggregate principal amount, currency or composite currency and denominations;

•
the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•
the maturity date and other dates, if any, on which principal will be payable;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
the interest rate (which may be fixed or variable), if any;

•
the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•
the manner of paying principal and interest;

•
the place or places where principal and interest will be payable;

•
the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

•
the terms of any conversion or exchange;

•
the terms of any redemption at the option of holders or put by the holders;

•
any tax indemnity provisions;

•
if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•
the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

•
whether and upon what terms debt securities may be defeased;

•
any events of default or covenants in addition to or in lieu of those set forth in the indentures;

•
provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

•
any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.
Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.
Ranking
The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.
We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.
The debt securities will be obligations exclusively of Loop Media, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our future subsidiaries, if any, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.
Certain Covenants
Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.
Successor Obligor
The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:
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the person is organized under the laws of the United States or a jurisdiction within the United States;

•
the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•
immediately after the transaction no Default (as defined below) exists; and

•
we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.
The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.
Exchange of Debt Securities
Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.
Default and Remedies
Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:
1.
we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

2.
we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

3.
we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

4.
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)
is for relief against us in an involuntary case,

(B)
appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)
orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

5.
we, pursuant to or within the meaning of any Bankruptcy Law:

(A)
commence a voluntary case,

(B)
consent to the entry of an order for relief against us in an involuntary case,

(C)
consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)
make a general assignment for the benefit of our creditors; or

6.
there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.
The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.
The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.
Amendments and Waivers
The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:
Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:
•
change the fixed maturity of or the time for payment of interest on any debt security;

•
reduce the principal, premium or interest payable with respect to any debt security;

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change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

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change the provisions for calculating any redemption or repurchase price with respect to any debt security;

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adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

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reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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make any change that materially adversely affects the right to convert any debt security;

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waive any Default in payment of principal of or interest on a debt security; or

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adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:
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provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

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cure any ambiguity, omission, defect or inconsistency;

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conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

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create a series and establish its terms;

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provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

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provide for uncertificated or unregistered securities;

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make any change that does not adversely affect the rights of any securityholder;

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add to our covenants; or

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make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights
Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.
Legal Defeasance and Covenant Defeasance
Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.
To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.
“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.
Regarding the Trustee
Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law
The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.
DESCRIPTION OF STOCK WARRANTS
We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.
The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:
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the procedures and conditions relating to the exercise of the warrants;

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the number of shares of our common or preferred stock, if any, issued with the warrants;

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the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

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the offering price of the warrants, if any;

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the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

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the date on which the right to exercise the warrants will begin and the date on which the right will expire;

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a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

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anti-dilution provisions of the warrants, if any;

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call provisions of the warrants, if any; and

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any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.
A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our equity securities or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the subscription rights;

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the exercise price payable for our equity securities or debt securities upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each stockholder;

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the number and terms of our equity securities and debt securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
FORMS OF SECURITIES
Each debt security, and to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities.   We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:
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to or through underwriting syndicates represented by managing underwriters;

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through one or more underwriters without a syndicate for them to offer and sell to the public;

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through dealers or agents; and

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to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
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on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

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to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities and the proceeds to us from such sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

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any securities exchange on which such offered securities may be listed; and

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any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:
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at fixed prices, which may be changed;

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at market prices prevailing at the time of the sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:
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whether that offering is being made to underwriters, through agents or directly to the public;

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the rules and procedures for any auction or bidding process, if used;

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the securities’ purchase price or initial public offering price; and

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the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
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the name of any participating broker, dealer, agent or underwriter;

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the number and type of securities involved;

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the price at which such securities were sold;

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any securities exchanges on which such securities may be listed;

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the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

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other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.
Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:
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is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

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has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

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should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Fennemore Craig P.C., Reno, Nevada. Certain matters of U.S. federal and New York State law will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated balance sheets of Loop Media, Inc. as of September 30, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The Nevada Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation in settlement, unless and only to the extent that court also determines that the officer or director is fairly and reasonably entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends an action against the officer or director by reason of the fact that the person is or was an officer or director.
Our Articles of Incorporation and Bylaws provide liability of our directors and officers shall be eliminated or limited to the fullest extent not prohibited by Chapter 78 of the Nevada Revised Statutes, and that the Company also may indemnify its employees and agents as permitted by Chapter 78 of the Nevada Revised Statutes. Our Bylaws expressly authorize the Company to enter into individual indemnification agreements with any or all of its directors, officers, employees or agents, and to obtain insurance on behalf of any of the foregoing persons. The Company intends to maintain director and officer liability insurance, if available on reasonable terms. We have not entered into indemnification agreements with our directors, officers, employees or agents.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
ADDITIONAL INFORMATION
This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.loop.tv. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.
We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Loop Media, Inc.
Attn: Jon Niermann, Chief Executive Officer
700 N. Central Ave., Suite 430
Glendale, CA 91203
Tel: (213) 436-2100
You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended September 30, 2022, as filed with the SEC on December 20, 2022;

•
our Current Report on Form 8-K as filed with the SEC on November 2, 2022; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 19, 2022, including any amendments and reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

Loop Media, Inc.
7,875,000 Shares of Common Stock
Pre- Funded Warrants to Purchase up to 1,777,174 Shares of
Common Stock
1,777,174 Common Stock Shares of Common Stock Underlying the
Pre-Funded Warrants

PROSPECTUS SUPPLEMENT
May 31, 2024

Roth Capital Partners